UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On November 1, 2010, pursuant to the recommendation of our Governance and Nominating Committee, our Board of Directors appointed Mr. Lloyd H. Dean to serve as an independent member on our Board of Directors.

In connection with his services as a director, Mr. Dean will be entitled to the customary compensatory arrangements for our outside directors.  In addition, on November 1, 2010, Mr. Dean was granted an option to purchase twenty-one thousand (21,000) shares of our common stock pursuant to the terms of our 2004 Equity Incentive Plan, at an exercise price per share of $4.70, which was the fair market value of our common stock on the date of grant.  The option vests fifty percent (50%) on November 1, 2011, with the remaining options vesting in equal monthly installments over the subsequent year thereafter, subject to Mr. Dean’s continued service to the Company.  On November 1, 2010, Mr. Dean was also granted 21,000 shares of restricted stock pursuant to the terms of our 2004 Equity Incentive Plan.  The restricted stock vests fifty percent (50%) on November 1, 2011 and fifty percent (50%) on November 1, 2012, subject to Mr. Dean’s continued service to the Company.

Mr. Dean, age 60, has served as the President/Chief Executive Officer and director of Catholic Healthcare West (CHW), the eighth largest healthcare systems in the United States, located in San Francisco, California, since 2000. Previously, Mr. Dean held positions as the executive vice president and chief operating officer of Advocate Health Care, and various management positions with the Upjohn Company. Mr. Dean is also chairman and director of California Health Association of USA, a director of Mercy Housing Inc., a director of Wells Fargo & Company, and chair of the board of directors of the Bay Area Council. He is a member of McKesson’s Advisory Board, the Health Research and Development Institute, San Francisco Mayor Gavin Newsom’s Universal Healthcare Council, Governor Schwarzenegger’s California Commission for Jobs and Economic Growth, and the San Francisco Committee on JOBS.  Mr. Dean holds a Master’s Degree in education from Western Michigan University and also is a graduate of Pennsylvania State University’s Executive Management Program.

A copy of the press release announcing Mr. Dean’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.
Date: November 3, 2010	By:	/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 3, 2010